UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2017

Paragon Offshore plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700

Houston, Texas 77042
(Address of principal executive offices) (Zip Code)

+44 20 330 2300

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously reported, on February 14, 2016, Paragon Offshore plc (“Paragon”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). As previously reported, on January 18, 2017, the Company reached an agreement in principle with a steering committee of lenders under Paragon’s Senior Secured Revolving Credit Agreement maturing July 2019 (the “Revolver Lenders”) and an ad hoc committee of lenders under Paragon’s Senior Secured Term Loan Agreement maturing July 2021 (the “Term Lenders,” and together with the Revolver Lenders, the “Secured Lenders”) to support a new chapter 11 plan of reorganization for the Debtors (the “New Plan”).

On February 7, 2017, the Company filed the New Plan and related disclosure statement (the “New Disclosure Statement”) with the Bankruptcy Court.  Copies of the New Plan and the New Disclosure Statement are attached hereto as Exhibits 99.1 and 99.2, respectively. The New Plan provides for, among other things, the (i) elimination of approximately $2.4 billion of the Company’s previously existing debt in exchange for a combination of cash, debt and new equity to be issued under the New Plan; (ii) allocation to the Secured Lenders of new senior first lien debt in the original aggregate principal amount of $85 million maturing in 2022; (iii) projected distribution to the Secured Lenders of approximately $418 million in cash, subject to adjustment on account of claims reserves and working capital and other adjustments at the time of emergence from bankruptcy, and an estimated 58% of the new equity of the reorganized company; (iv) projected distribution to holders of the Company’s 6.75% senior unsecured notes maturing July 2022 and 7.25% senior unsecured notes maturing August 2024 of approximately $47 million in cash, subject to adjustment on account of claims reserves and working capital and other adjustments at the time of emergence from bankruptcy, and an estimated 42% of the new equity of the reorganized company; and (v) commencement of an administration of Paragon in the United Kingdom to, among other things, implement a sale of all or substantially all of the assets of Paragon to a new holding company to be formed. Existing shareholders will not receive a recovery under the New Plan.

In accordance with General Instruction B.2 of Form 8-K, Exhibits 99.1 and 99.2 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall Exhibits 99.1 and 99.2 be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the Company’s reorganization, the ability of the Company to implement the transaction contemplated by the New Plan in Bankruptcy Court, the general nature of the oil and gas industry, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015, and in its other filings with the Securities and Exchange Commission (the “SEC”), which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1   Third Joint Chapter 11 Plan of Paragon Offshore plc and its Affiliated Debtors

99.2   Disclosure Statement for Third Joint Chapter 11 Plan of Paragon Offshore plc and its Affiliated Debtors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc

February 8, 2017	By:	/s/ Lee M. Ahlstrom
Name: Lee M. Ahlstrom
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Third Joint Chapter 11 Plan of Paragon Offshore plc and its Affiliated Debtors
99.2	Disclosure Statement for Third Joint Chapter 11 Plan of Paragon Offshore plc and its Affiliated Debtors